October 22, 2002

VIA EDGAR
---------

U.S. Securities and Exchange Commission
Mail Stop 0-7, Filer Support
6432 General Green Way
Alexandria, VA 22312

         Re:      Oppenheimer Real Asset Fund(R)
                  Written Representation of Counsel
                  Reg. No. 333-14087; File No. 811-07857
                  --------------------------------------

To the Securities and Exchange Commission:

                  On behalf of  Oppenheimer  Real Asset Fund (the "Fund") and pursuant to Paragraph  (b)(4) of Rule
485 under the  Securities  Act of 1933, as amended (the "1933 Act"),  and in  connection  with an Amendment on Form
N-1A which is Post-Effective  Amendment No. 9 to the 1933 Act Registration  Statement of the Fund and Amendment No.
10 to its Registration  Statement under the Investment  Company Act of 1940, as amended,  the undersigned  counsel, who prepared or reviewed such Amendment,  hereby represents to the Commission for filing with such Amendment,  that said  Amendment  does not contain  disclosures  which would render it  ineligible to become  effective  pursuant to paragraph (b) of said Rule 485.

                                                              Sincerely,

                                                              /s/Philip T. Masterson

                                                              Philip T. Masterson
                                                              Vice President &
                                                              Assistant Counsel
                                                              (303) 768-2486
                                                              Fax: (303) 768-3019

Attachments

cc:    Larry Greene, Securities and Exchange Commission
       Myer, Swanson, Adams & Wolf, P.C.
       Deloitte & Touche LLP